Exhibit 10.25

Scott A. McPherson
319 North Woodmont Drive
Downingtown, PA 19335
(484) 888-8171

December 14, 2012

Mr. Neil Alpert
President and Chief Executive Officer
LaserLock Technologies, Inc.
837 Lindy Lane
Bala Cynwyd, PA 19004

Dear Mr. Alpert:

This letter constitutes an agreement between LaserLock Technologies, Inc. and Scott A. McPherson, under which I will assist you with your financial reporting as your Chief Financial Officer.

The professional consulting services I currently expect to provide include the following:

●         Update QuickBooks files from books of original entry.
●         Assistance with the preparation of quarterly and annual financial statements that will be used in Securities and Exchange Commission filings and also submitted to your auditors for their audit and/or review. We will not audit or review these financial statements and, accordingly, will not express an opinion or any other form of assurance on the financial statements.
●         Assist management in assembling schedules to assist the auditors with the quarterly reviews and year end audit.
●         The financial statements that are included are December 31, 2012, March 31, 2013, June 30, 2013, and September 30, 2013.
●         Preparation of corporate income tax returns for December 31, 2012 for LaserLock Technologies, Inc. and LL Security Products, Inc.

You are responsible for making all management decisions and performing all management functions, and for designating an individual with suitable skill, knowledge, or experience to oversee any bookkeeping services, tax services or other services I provide. You are responsible for evaluating the adequacy and results of the services performed and accepting responsibility for such services. You are responsible for establishing and maintaining internal controls, including monitoring ongoing activities.

LaserLock Technologies, Inc.	-2-	December 14, 2012

None of these services can be relied on to disclose errors, fraud, or illegal acts that may exist. However, I will inform you of any material errors and of any evidence or information that comes to my attention during the performance of my procedures that fraud may have occurred. In addition, I will report to you any evidence or information that comes to my attention during the performance of my procedures regarding illegal acts that may have occurred, unless they are clearly inconsequential. I have no responsibility to identify and communicate deficiencies in your internal control as part of this engagement.

My engagement includes only the services specially described above and does not include services relative to any future mergers or acquisitions, option valuations or bringing XBRL or Edgarization of financial statements in-house. While these and other services are not included in my current engagement, I would be glad to discuss any future opportunities.

During the course of this engagement it may be necessary for me to prepare written reports that support my conclusions. These reports are to be used only in connection with this engagement and may not be published or used in any manner without the written consent of me.

It is understood that Scott A. McPherson has been retained for this engagement by LaserLock Technologies, Inc. I estimate that my fees for these services will be:

Quarterly for Forms 10Q	$11,000
Annually for Form 10K	15,000
Annually for Corporate Income Tax Returns	3,000

My billings will be sent to LaserLock Technologies, Inc., c/o Neil Alpert and are payable upon receipt.

Prior to the beginning of any services, I will need to be paid for our outstanding invoices for previous services totaling $17,800.

This agreement will become effective as soon as you sign and date the original copy of this letter and return the signed copy to me. If the need for additional services arises, my agreement with you will need to be revised. It is customary for me to describe these revisions in an addendum to this letter.

LaserLock Technologies, Inc.	-3-	December 14, 2012

If this letter correctly describes my engagement, I would appreciate you signing the original copy of this letter and returning it for my files.

Sincerely,

/s/ Scott A. McPherson
Scott A. McPherson

RESPONSE:

This letter correctly sets forth the understanding of LaserLock Technologies, Inc.

Officer’s Signature:	/s/ Neil Alpert

Title:	President

Date:	01/01/13